                                                                    EXHIBIT 99.1

          July 20, 2000

          Michael J. Ruane    Madeline Hopkins  Internet
          (610) 341-8709        (610) 341-4357  www.sungard.com

                 SunGard Announces Second Quarter 2000 Results
                    and Adoption of Stockholder Rights Plan

Wayne, PA -- SunGard (NYSE:SDS) reported today that net income for the three months ended June 30, 2000, excluding one-time charges, was $54.4 million, an increase of 28% over originally reported net income of $42.6 million for the same period in 1999. The related diluted net income per share was $0.40 for the quarter, a 14% increase over originally reported second quarter 1999 diluted earnings per share of $0.35, before merger costs.

Cash earnings, which are earnings per share excluding after-tax amortization of acquisition-related intangibles and merger costs, were $0.48 for the second quarter, a 20% increase over the corresponding quarter last year.

James L. Mann, chairman and chief executive officer, stated, "This was another solid quarter for SunGard, and we confirm our 2000 outlook for diluted net income per share in the range of $1.58 to $1.64. We are realizing the results of our integrated eProcessing strategy. By leveraging synergies within SunGard and adding value to acquired products, we offer end-to-end, straight-through processing solutions which differentiate SunGard from competing niche products. The result of this strategy has been a growing number of large contracts for integrated solutions that include multiple SunGard products. With SunGard solutions processing over 2 million trades daily, routing nearly 70% of Nasdaq trade orders and managing over $7 trillion in assets, we are confident that 2000 will be a good year."

For the second quarter, revenues were $401.1 million, an increase of 20% compared to originally reported revenues of $333.4 million for the same period in 1999. On a restated basis, revenues increased 14% for the quarter. For the first six months of 2000, revenues were $785.8 million, an increase of 20% over originally reported revenues of $653.0 million for the first six months of 1999. On a restated basis, revenues increased 12% for the first half of the year.

Investment Support Systems revenues increased 24% to $291.6 million. The Company continued its development of end-to-end, straight-through processing
(STP) solutions and is in the process of rolling out MINT EAI (enterprise application integration) technology across SunGard businesses and identifying new integration opportunities. Sales of integrated solutions have been one of the reasons why the volume of both assets processed using INVEST ONE and securities processed using Phase3, increased more than 80% over last year.

Acceptance of and demand for the SunGard Transaction Network (STN) is exemplified by a growing number of clients and SunGard products and solutions now linked to the network. STN clients now include 50 pension plan administrators and third party processors servicing many thousands of 401k plans, 200 trust banks and over 250 broker/dealers. Bridge Information Systems joined as yet another partner, linking its Triad customers to SunGard's BRASS through STN. STN is a fully automated solution linking investors and asset managers with brokers, brokers with exchanges, exchanges with banks, and banks with settlement agents and custodians, to achieve straight-through processing for securities transactions.

Business Continuity and Internet Services (BCIS) revenues increased 11% to $100.6 million in the second quarter. This reflects strong performance in the core recovery services business and SunGard's expansion into the broader enterprise outsourcing market for high-availability infrastructure for Web hosting, co-location and application service provision (ASP). BCIS recently announced a $1 billion backlog in contractually recurring revenues for continuity services.

During the quarter, SunGard completed three acquisitions to further its integrated STP solutions. In the brokerage and execution area, SunGard acquired Frontier Analytics, Inc. which provides sophisticated investment analysis and asset allocation software to professional investors and financial services companies. The Company also acquired McSherry & Co., an agency execution broker, to provide greater NYSE floor coverage and trade execution through SunGard's wireless STP trading solutions for listed securities. In the risk and derivatives area, the Company acquired RioFin Limited, a company that provides value-added applications for trading, operations and risk management for use with SunGard's Panorama offering.

Net income after merger costs and diluted net income per share for the second quarter were $53.7 million and $0.40, respectively, as compared to pro forma net income after extraordinary items and pro forma diluted net income per share of $37.2 million and $0.29, respectively, for the second quarter of 1999.

For the first six months of 2000, net income and diluted net income per share, excluding one-time items and restatements, were $97.5 million and $0.72, respectively, increases of 22% and 9% over originally reported net income and diluted net income per share for the first six months of 1999 of $79.8 million and $0.66, respectively.

SunGard also announced that its board of directors approved the adoption of a Stockholder Rights Plan under which all stockholders of record as of July 20, 2000 will receive rights to purchase shares of a new series of preferred stock. The rights plan is designed to enable all SunGard stockholders to realize the full value of their investment and to provide for fair and equal treatment of all SunGard stockholders if there is a hostile attempt to acquire SunGard. The adoption of the rights plan is intended as a means to guard against abusive takeover tactics and is not in response to any particular proposal.

The rights will be exercisable only if a person or group acquires or announces a tender offer for 15% or more of SunGard's common stock. In this case, all rights holders except the 15% buyer will be entitled to purchase SunGard common stock at a discount. The effect is to encourage potential acquirers of more than 15% of SunGard's common stock to negotiate with SunGard's board of directors.

The rights will be distributed as a non-taxable dividend and will expire ten years after the record date. The rights will trade with SunGard's common stock unless and until they are separated upon the occurrence of certain future events. SunGard's board of directors may terminate the rights plan at any time or redeem the rights before a person acquires 15% of SunGard's common stock. Additional details regarding the rights plan will be outlined in a summary to be mailed to all stockholders as soon as practicable.

The Company will make available a replay of the investor conference call beginning July 21, 2000 at 12 noon EDT through midnight on Thursday, July 27, 2000. To listen to the replay, dial 719-457-0820; passcode #920680. A Webcast replay and formal comments made on the call will be posted on the Company's Web site at www.sungard.com.

SunGard (NYSE:SDS) is a global leader in integrated IT solutions and eProcessing for financial services. SunGard is also the pioneer and a leading provider of high-availability infrastructure for business continuity. With annual revenues in excess of $1 billion, SunGard serves more than 10,000 clients in over 50 countries, including 47 of the world's 50 largest financial services institutions. Visit SunGard at www.sungard.com.

--------------------------------------------------------------------------------
"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

Statements about the Company's outlook for 2000 and all other statements in this release other than historical facts are forward-looking statements that are subject to risks and uncertainties that may change at any time and differ from actual results. Forward-looking statements include information about possible or assumed future financial results of the Company and usually contain words such as "believes," "intends," "expects," "anticipates," or similar expressions. The Company derives most of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that there are inherent difficulties in predicting certain important factors, such as the timing and magnitude of software sales, the effect of Y2K issues on software and services buying decisions, the timing and scope of technological advances, the integration and performance of acquired businesses, the prospects for future acquisitions, the ability to attract and retain key personnel, and the overall condition of the financial services industry. These factors, as and when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, including its most recent Form 10-K, a copy of which may be obtained from the Company without charge.
--------------------------------------------------------------------------------

                           SunGard Data Systems Inc.
                     Consolidated Condensed Balance Sheets
                                (In thousands)

                                                                           June 30,
                                                                            2000           Dec. 31,
                                                                         (Unaudited)         1999
                                                                        -------------     ----------
Assets:
Current:
          Cash, equivalents and short-term investments                     $  354,320     $  391,225
          Accounts receivable, net                                            342,084        334,402
          Prepaid expenses and other current assets                            67,981         61,180
                                                                        -------------     ----------
               Total current assets                                           764,385        786,807
Property and equipment, net                                                   191,653        182,682
Software products, net                                                        140,172        110,355
Goodwill, deferred income taxes and other intangible assets, net              567,556        484,918
                                                                        -------------     ----------
                                                                           $1,663,766     $1,564,762
                                                                         ============     ==========

Liabilities and Stockholders' Equity:
Current:
          Short-term and current portion of long-term debt                 $   10,744     $    7,755
          Accounts payable and accrued expenses                               160,565        174,857
          Deferred revenue                                                    174,541        165,866
                                                                        -------------     ----------
               Total current liabilities                                      345,850        348,478
Long-term debt                                                                  7,449          5,517
Stockholders' equity                                                        1,310,467      1,210,767
                                                                        -------------     ----------
                                                                           $1,663,766     $1,564,762
                                                                        =============     ==========

          See Notes to Consolidated Condensed Financial Information.

                           SunGard Data Systems Inc.
             Notes to Consolidated Condensed Financial Information
                   (In thousands, except per share amounts)


Note 1.  Basis of Income Statement Presentation:

Excluding Restatements, Merger Costs and Extraordinary Items:
------------------------------------------------------------

               a) Excludes all one-time merger costs and extraordinary items, as described in Note 2.

               b) Includes all 1999 poolings of interests only from the beginning of the quarter during which the merger was completed.

Including Restatements, Merger Costs and Extraordinary Items:
------------------------------------------------------------

               a) Includes all poolings of interests that resulted in the restatement of previously reported results (Automated Securities Clearance, Ltd., FDP Corp., Oshap Technologies Ltd., Pentamation Enterprises, Inc. and Sterling Wentworth Corporation) for all periods presented.

               b) Includes all one-time merger costs and extraordinary items, as described in Note 2.

Note 2.  Merger Costs and Extraordinary Items:

               Six months ended June 30, 2000 and 1999:
               ---------------------------------------

               During 2000, merger costs of $2,756 ($2,293 after-tax, or $0.02 per diluted share) were recorded. The one-time costs are associated with pooling-of-interests transactions, and include severance, investment banking, legal and accounting fees.

               During 1999, merger costs of $90,446 ($62,571 pro forma after-tax, or $0.49 per restated pro forma diluted share) were recorded. The one-time merger costs are associated with poolings of interests, including a noncash charge in connection with a pre-existing employment agreement with an executive of ASC, which obligated ASC to issue to the executive 25% of the shares issued in the merger. The fair value of those shares and related payroll costs totalling $71,459 were recorded as one-time costs associated with the merger. ASC was an "S" corporation prior to the merger with SunGard; therefore, substantially all income passed through directly to and substantially all income taxes were paid directly by the shareholder of ASC. Pro forma net income is presented since generally accepted accounting principles require that pro forma income taxes be reflected on the Statements of Income for all periods presented, thereby reflecting income taxes that would have been paid by ASC if ASC had been a "C" corporation.

               Also during 1999, the Company sold two subsidiaries which resulted in an extraordinary gain of $16,467 ($10,371 after-tax, or $0.08 per diluted share). In addition, the Company recorded an extraordinary gain of $299 resulting from the repurchase of convertible debt by an unconsolidated subsidiary acquired in a pooling-of-interests transaction.

               Three months ended June 30, 2000 and 1999:
               -----------------------------------------

               During 2000, merger costs of $1,156 ($693 after-tax, or less than $0.01 per diluted share) were recorded. These one-time costs are associated with a pooling-of-interests transaction.

               During 1999, merger costs of $5,222 ($3,787 pro forma after-tax, or $0.03 per restated pro forma diluted share) were recorded. The one-time merger costs are associated with poolings-of-interests transactions.

                           SunGard Data Systems Inc.
                   Consolidated Condensed Income Statements
Excluding Restatements, Merger Costs and Extraordinary Items (See Notes 1 and 2)
                   (In thousands, except per share amounts)
                                  (Unaudited)

                                                                                            June 30,
                                                                      ---------------------------------------------------
                                                                          Six Months Ended           Three Months Ended
                                                                      -----------------------       ---------------------
                                                                          2000         1999           2000         1999
                                                                      --------       --------       --------     --------
                                                                      --------       --------       --------     --------
Revenues                                                              $785,761       $653,017       $401,096     $333,436
                                                                      --------       --------       --------     --------

Costs and expenses:
     Cost of sales and direct operating                                318,694        277,775        154,427      141,690
     Sales, marketing and administration                               174,544        134,861         89,159       66,311
     Product development                                                69,210         58,514         35,031       30,075
     Depreciation and amortization                                      42,848         34,572         22,101       17,536
     Amortization of acquisition-related intangible assets              27,849         20,083         14,720       10,279
                                                                      --------       --------       --------     --------
                                                                       633,145        525,805        315,438      265,891
                                                                      --------       --------       --------     --------
     Income from operations, excluding merger costs                    152,616        127,212         85,658       67,545
          Interest income                                               10,634          7,455          5,267        4,100
          Interest expense                                                -768           -841           -311         -461
                                                                      --------       --------       --------     --------
     Income before income taxes, excluding merger
          costs and extraordinary items                                162,482        133,826         90,614       71,184
     Income taxes                                                       64,993         54,066         36,246       28,570
                                                                      --------       --------       --------     --------
     Net income, excluding merger costs and
          extraordinary items                                         $ 97,489       $ 79,760       $ 54,368     $ 42,614
                                                                      ========       ========       ========     ========

     Basic net income per common share, excluding
          merger costs and extraordinary items                        $   0.74       $   0.68       $   0.41     $   0.36
                                                                      ========       ========       ========     ========

     Shares used to compute basic net income per
          common share                                                 131,474        117,104        131,704      119,262
                                                                      ========       ========       ========     ========

     Diluted net income per common share, excluding
          merger costs and extraordinary items                        $   0.72       $   0.66       $   0.40     $   0.35
                                                                      ========       ========       ========     ========

     Shares used to compute diluted net income per
          common share                                                 134,585        120,980        134,973      122,627
                                                                      ========       ========       ========     ========

          See Notes to Consolidated Condensed Financial Information.

                           SunGard Data Systems Inc.
                   Supplemental Income Statement Information
Excluding Restatements, Merger Costs and Extraordinary Items (See Notes 1 and 2)
                                (In thousands)
                                  (Unaudited)

                                                                                      June 30,
                                                               ----------------------------------------------------
                                                                   Six Months Ended           Three Months Ended
                                                               -----------------------       ----------------------
                                                                 2000           1999           2000          1999
                                                               --------       --------       --------      --------
Revenues:
     Investment support systems                                $572,919       $462,259       $291,564      $235,567
     Business continuity and Internet services                  196,942        172,700        100,579        90,512
     Other businesses                                            15,900         18,058          8,953         7,357
                                                               --------       --------       --------      --------
                                                               $785,761       $653,017       $401,096      $333,436
                                                               ========       ========       ========      ========
Income from operations:
     Investment support systems                                $106,170       $ 93,594       $ 59,444      $ 44,773
     Business continuity and Internet services                   52,406         40,448         29,358        25,582
     Other businesses                                             4,554          1,323          3,128         1,246
     Corporate administration                                   -10,514         -8,153         -6,272        -4,056
                                                               --------       --------       --------      --------
                                                               $152,616       $127,212       $ 85,658      $ 67,545
                                                               ========       ========       ========      ========
Operating margin:
     Investment support systems                                    18.5%          20.2%          20.4%         19.0%
                                                               ========       ========       ========      ========
     Business continuity and Internet services                     26.6%          23.4%          29.2%         28.3%
                                                               ========       ========       ========      ========
     Other businesses                                              28.6%           7.3%          34.9%         16.9%
                                                               ========       ========       ========      ========
     Total                                                         19.4%          19.5%          21.4%         20.3%
                                                               ========       ========       ========      ========

     See Notes to Consolidated Condensed Financial Information.

                           SunGard Data Systems Inc.
                   Consolidated Condensed Income Statements
Including Restatements, Merger Costs and Extraordinary Items (See Notes 1 and 2)
                   (In thousands, except per share amounts)
                                  (Unaudited)

                                                                                                    June 30,
                                                                                 ------------------------------------------
                                                                                  Six Months Ended      Three Months Ended
                                                                                 ------------------------------------------
                                                                                   2000       1999         2000      1999
                                                                                 --------   --------     --------  --------
Revenues                                                                         $785,761   $704,520     $401,096  $352,873
                                                                                 --------   --------     --------  --------

Costs and expenses:
     Cost of sales and direct operating                                           318,694    303,098      154,427   150,703
     Sales, marketing and administration                                          174,544    150,691       89,159    73,894
     Product development                                                           69,210     63,238       35,031    31,544
     Depreciation and amortization                                                 42,848     36,936       22,101    18,594
     Amortization of acquisition-related intangible assets                         27,849     21,046       14,720    10,656
     Merger costs, including noncash charge of $71,459 in 1999 (see Note 2)         2,756     90,446        1,156     5,222
                                                                                 --------   --------     --------  --------
                                                                                  635,901    665,455      316,594   290,613
                                                                                 --------   --------     --------  --------
     Income from operations                                                       149,860     39,065       84,502    62,260
          Interest income                                                          10,634      7,670        5,267     3,990
          Interest expense                                                           -768     -1,134         -311      -608
                                                                                 --------   --------     --------  --------
     Income before income taxes and extraordinary items                           159,726     45,601       89,458    65,642
     Income taxes                                                                  64,530     55,183       35,783    28,843
                                                                                 --------   --------     --------  --------
     Net income (loss) before extraordinary items                                  95,196     -9,582       53,675    36,799
     Extraordinary items, net of income taxes                                           0     10,670            0         0
                                                                                 --------   --------     --------  --------
     Net income                                                                    95,196      1,088       53,675    36,799
     Pro forma income tax benefit resulting from acquired
         Subchapter S corporation                                                       0    -27,381            0      -447
                                                                                 --------   --------     --------  --------
     Pro forma net income after extraordinary items                              $ 95,196   $ 28,469     $ 53,675  $ 37,246
                                                                                 ========   ========     ========  ========

     Pro forma basic net income per common share:
          Before extraordinary items                                             $   0.72   $   0.14     $   0.41  $   0.30
                                                                                 ========   ========     ========  ========
          After extraordinary items                                              $   0.72   $   0.23     $   0.41  $   0.30
                                                                                 ========   ========     ========  ========

     Shares used to compute pro forma basic net income per common share           131,474    124,322      131,704   125,223
                                                                                 ========   ========     ========  ========

     Pro forma diluted net income per common share:
          Before extraordinary items                                             $   0.71   $   0.14     $   0.40  $   0.29
                                                                                 ========   ========     ========  ========
          After extraordinary items                                              $   0.71   $   0.22     $   0.40  $   0.29
                                                                                 ========   ========     ========  ========

     Shares used to compute pro forma diluted net income per common share         134,585    128,374      134,973   128,720
                                                                                 ========   ========     ========  ========

     See Notes to Consolidated Condensed Financial Information.

                           SunGard Data Systems Inc.
                   Supplemental Income Statement Information
Including Restatements, Merger Costs and Extraordinary Items (See Notes 1 and 2)
                                (In thousands)
                                  (Unaudited)

                                                                                June 30,
                                                            -----------------------------------------------------
                                                                Six Months Ended            Three Months Ended
                                                            ---------------------          ----------------------
                                                              2000         1999              2000          1999
                                                            --------     --------          --------      --------
Revenues:
     Investment support systems                             $572,919     $513,762          $291,564      $255,004
     Business continuity and Internet services               196,942      172,700           100,579        90,512
     Other businesses                                         15,900       18,058             8,953         7,357
                                                            --------     --------          --------      --------
                                                            $785,761     $704,520          $401,096      $352,873
                                                            --------     --------          --------      --------
Income from operations:
     Investment support systems                             $106,170     $ 95,893          $ 59,444      $ 44,710
     Business continuity and Internet services                52,406       40,448            29,358        25,582
     Other businesses                                          4,554        1,323             3,128         1,246
     Corporate administration                                -10,514       -8,153            -6,272        -4,056
     Merger costs                                             -2,756      -90,446            -1,156        -5,222
                                                            --------     --------          --------      --------
                                                            $149,860     $ 39,065          $ 84,502      $ 62,260
                                                            ========     ========          ========      ========
Operating margin (excluding merger costs):
     Investment support systems                                 18.5%        18.7%             20.4%         17.5%
                                                            ========     ========          ========      ========
     Business continuity and Internet services                  26.6%        23.4%             29.2%         28.3%
                                                            ========     ========          ========      ========
     Other businesses                                           28.6%         7.3%             34.9%         16.9%
                                                            ========     ========          ========      ========
     Total                                                      19.4%        18.4%             21.4%         19.1%
                                                            ========     ========          ========      ========

     See Notes to Consolidated Condensed Financial Information.